                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               12 Commerce Drive
                               Shelton, CT 06484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2001

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 13th day of November, 2001 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect three Class II Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 28, 2001, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary
Shelton, Connecticut
October 18, 2001

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Shelton, Connecticut
                                                                October 18, 2001

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company" or "Baldwin"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 13th day of November, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 19, 2001.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 28, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 28, 2001 consisted of 12,863,047 shares of Class A Common Stock and 1,810,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 28, 2001 the number of outstanding shares of Class B Common Stock constituted approximately 12.34% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2001 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each current executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                          BENEFICIAL OWNERSHIP
                                       -----------------------------------------------------------
                                             AMOUNT AND NATURE
                                                OF OWNERSHIP                    PERCENT OF
NAME AND ADDRESS                       ------------------------------    -------------------------
OF BENEFICIAL OWNER                    CLASS A(1)           CLASS B      CLASS A(1)        CLASS B
-------------------                    ----------          ----------    ----------        -------
Gabelli Asset Management, Inc.(2)....   1,534,400                   0      11.87%+             --
  One Corporate Center
  Rye, New York 10580
Paradigm Capital Management,
  Inc.(3)............................   1,369,300                   0       10.6%+             --
  Nine Elk Street
  Albany, New York 12207
Royce & Associates, Inc.(4)..........   1,133,600                   0       8.62%+             --
  1414 Avenue of the Americas
  New York, New York 10019
Dimensional Fund Advisors Inc.(5)....     984,100                   0       7.35%+             --
  1299 Ocean Ave., 11th Floor
  Santa Monica, California 90401
Akira Hara(6)........................     922,085(7)          345,600(8)    7.07%           18.23%
  Baldwin Japan Limited
  2-4-34 Toyo, Kohtoh-ku
  Tokyo 135, Japan
Gerald A. Nathe(6)...................     317,000(7)(9)       405,144(8)    2.41%           21.37%
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Wendell M. Smith(10).................     790,534             524,923(11)     5.9%+            29%(11)
  10 Manor House
  Smith's FL07, Bermuda
Peter E. Anselmo.....................     162,039(7)(12)       24,000       1.25%            1.33%
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Jane G. St. John(13).................       4,800             404,864          *               22%
  P.O. Box 3236
  Blue Jay, California 92317

                                                          BENEFICIAL OWNERSHIP
                                       -----------------------------------------------------------
                                             AMOUNT AND NATURE
                                                OF OWNERSHIP                    PERCENT OF
NAME AND ADDRESS                       ------------------------------    -------------------------
OF BENEFICIAL OWNER                    CLASS A(1)           CLASS B      CLASS A(1)        CLASS B
-------------------                    ----------          ----------    ----------        -------
M. Richard Rose(6)...................      52,471(7)           20,765(8)       *             1.15%
  4606 Willow Cove
  Geneva, New York 14456
Judith A. Mulholland(6)..............      48,582(7)(14)          418(8)       *                *
  4301 Silver Fox Drive
  Naples, Florida 34119
Vijay C. Tharani.....................      43,404(12)          10,000(16)       *               *
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Samuel B. Fortenbaugh III(6).........      29,235(7)              765(8)       *                *
  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, New York 10178
John T. Heald, Jr.(6)................      17,492(7)(12)      375,213(8)(16)       *        17.16%
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Henry F. McInerney(6)................      15,000                   0          *               --
  Verification Technologies
  85 Westbrook Road
  Centerbrook, Connecticut 06409
Mark T. Becker(17)...................      10,000                   0          *               --
  SAPPI Fine Paper Company
  225 Franklin Street, 28th Floor
  Boston, Massachusetts 02110
Ralph R. Whitney, Jr.(6).............       9,235(7)          100,765(8)       *             5.56%
  Hammond Kennedy Whitney & Co., Inc.
  230 Park Avenue
  New York, New York 10169
All executive officers and directors
  of the Company as a group
  (including 10 individuals, named
  above)(18).........................   1,626,543(7)(9)     1,282,670(8)(16)      12%          65%
                                       (12)(14)(15)

---------------
  * = Less than 1%.
  + = Ratios calculated by fund Owners at different times (not as of Aug. 31).

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. Except as otherwise noted, the amount shown as Class A Common Stock in the table above does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of

     Class B Common Stock owned by the individuals named above were converted, their respective Amount of Ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara, 1,267,685 -- 9.47%; Mr. Nathe, 722,144 -- 5.32%; Mr. Heald,
     392,705 -- 2.95%; Mr. Anselmo, 186,039 -- 1.43%; and, with less than 1%,
     Dr. Rose, 73,236; Mr. Fortenbaugh, 30,000; Ms. Mulholland, 49,000; Mr. Whitney, 110,000; Mr. Tharani, 53,404; Mr. McInerney, 15,000; and as to all executive officers and directors of the Company as a group, 2,909,213 -- 19.74%.

 (2) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 11 to Schedule 13D dated December 21, 2000 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner.

 (3) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 3 to Schedule 13G dated January 9, 2001 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor.

 (4) Amount and Nature of Ownership and Percent of Class is based on Schedule 13G dated February 7, 2001 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner (the other member of its Group, holds 20,000 shares or 0.15%).

 (5) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 1 to Schedule 13G dated February 2, 2001 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of December 31, 2000.

 (6) Member of the Board of Directors of the Company.

 (7) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 173,667 shares; Mr. Nathe, 296,000 shares; Dr. Rose, 7,471 shares; Mr. Fortenbaugh, 9,235 shares; Ms. Mulholland, 6,582 shares; Mr. Whitney, 9,235 shares; Mr. Heald, 4,787 shares; Mr. Anselmo, 80,833 shares; and as to all executive officers and directors of the Company as a group, 587,810 shares.

 (8) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 85,000 shares; Mr. Nathe, 85,000; Dr. Rose, 765 shares; Mr. Fortenbaugh, 765 shares; Ms. Mulholland, 418 shares; Mr. Whitney, 765 shares; Mr. Heald, 213 shares; and as to all executive officers and directors of the Company as a group, 172,926 shares.

 (9) Includes 21,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; does not include 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment Agreements section below.

(10) Amount and Nature of Ownership and Percent of Class A Common Stock is calculated assuming conversion of shares of Class B Common Stock and is based on Amendment No. 12 to Schedule 13G dated February 6, 2001 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 2000.

(11) Amount and Percent of Class was calculated based on information set forth in SEC filing referenced in Note 10 above and Class B Stock outstanding on the record date.

(12) Includes shares held in the account of the beneficial owner in the Company's profit sharing and savings plan, as of September 28, 2001 as follows: Mr. Anselmo, 3 shares; Mr. Tharani, 1,704 shares and Mr. Heald, 2,005 shares.

(13) The record owner of 24,000 shares of Class B Common Stock is Mrs. St. John's husband, John G. St. John, formerly an employee of the company; also includes 4,800 shares of Class A Common Stock held by Mr. and Mrs. St. John as custodians for their children.

(14) Includes 2,000 shares held jointly with Ms. Mulholland's husband.

(15) Includes purchases of Class A Common Stock made during October, 2001 as follows: Mr. Becker, 10,000 shares; Ms. Mulholland, 5,000 shares.

(16) Includes purchases of Class B Common Stock made during October, 2001 as follows: Mr. Tharani, 10,000 shares, Mr. Heald, 375,000 shares; percent of shares of Class B Common Stock owned for Mr. Heald is as of October 17, 2001.

(17) Nominee for Director.

(18) Does not include shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company; does not include shares owned by S. Roger Johansson, who resigned as a Vice President of the Company on September 26, 2001.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Mulholland, a Class I Director, and M. Richard Rose, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class, except Henry F. McInerney, who was elected to the Board by the Board as a Class II Director in February 2001.

     At this year's Annual Meeting, three Directors will be elected to Class II. If elected, their new terms will expire at the Annual Meeting in 2004. Gerald A. Nathe and Henry F. McInerney, who are currently Class II Directors, have been nominated to serve as Class II Directors, and may be elected by a plurality vote of the outstanding shares of Class A and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class. M. Richard Rose, who is currently a Class II Director, is not standing for re-election. Mark T. Becker, who is not currently a Director of the Company, has been nominated to serve as a Class II Director and may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting.

     The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING:

CLASS II

     Gerald A. Nathe, age 60, has served as Chairman of the Board of the Company since February, 1997, as Chief Executive Officer since October 1995, and as a Director since 1987. He was President from August 1993 through March 2001 and served as a Vice President of the Company from July, 1990 through August, 1993.

     Mark T. Becker, age 42, is a nominee for Director of the Company. Since 2000, Mr. Becker has been Vice President and Chief Financial Officer of Sappi Fine Paper NA, a subsidiary of Sappi Ltd., an international producer of coated woodfree paper, dissolving pulp and forest products. From 1998 through 2000, Mr. Becker served as Chief Financial Officer of Sealed Air Corporation-Europe, a leading global manufacturer of protective and specialty packaging materials and systems. He was Chief Financial Officer -- Europe of W.R. Grace & Co. from 1996 through 1998.

     Henry F. McInerney, age 61, has been a Director of the Company since February, 2001. He is Chairman and Chief Executive Officer of Verification Technologies, Inc., a private company which markets technology to protect brand equity through detection of counterfeit products and packaging as well as product diversion. From 1995 through 1998, Mr. McInerney was Chief Executive Officer of Earthgro, Inc. From 1984 to 1996, he served as President and Chief Executive Officer of Tetley, Inc., was Chairman of Tetley Canada and served on the Board of J. Lyons in the U.K.

CONTINUING DIRECTORS:

CLASS III (Term will expire at the 2002 Annual Meeting)

     Akira Hara, age 66, is currently the Chief Innovation Officer of the Company. He has served as a Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He was a Vice President of the Company from 1989 through 1999. He was President of Baldwin Japan Limited from 1979 through 1999 and President of the Company's Graphic Products and Controls Group from April 1997 through September 1999. Mr. Hara currently serves as Chairman of Baldwin Japan Limited.

     Ralph R. Whitney, Jr., age 66, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of IFR Systems, Inc., a communications test equipment company, First Technology PLC., a manufacturer of bimetal fuses and sensing devices for the automobile industry, Dura Automotive Systems, Inc., an automobile parts manufacturer, Relm Communications, a wireless communications company, and Reinhold Industries, Inc., a composites material manufacturer. Mr. Whitney was an executive officer of Holbrook Patterson, Inc. a private company involved in furniture manufacturing within two years prior to Holbrook filing a petition under the federal bankruptcy laws.

     John T. Heald, Jr., age 56, was elected President and Chief Operating Officer of the Company in March, 2001. He has served as a Director of the Company since 1996. From 1999 through 2000, Mr. Heald was Executive Vice President of Operations for Sappi Fine Paper NA, a subsidiary of Sappi Ltd.,, an international producer of coated woodfree paper, dissolving pulp and forest products. He was Executive Vice President of the Packaging Group of Union Camp Corporation, a manufacturer of paper, packaging, wood products and chemicals used in flavors and fragrances, from 1997 until 1999. From 1993 to 1997, Mr. Heald was Senior Vice President of the Converting Group of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company.

CLASS I (Term will expire at the 2003 Annual Meeting)

     Samuel B. Fortenbaugh III, age 67, is a Senior Partner and a former Chairman of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987. Mr. Fortenbaugh also serves as a director of Security Capital Corporation, an employer cost containment-related services, educational services and seasonal products company located in Greenwich, Connecticut.

     Judith A. Mulholland, age 59, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

                NAME                                             POSITION
                ----                                             --------
Gerald A. Nathe......................  Chairman of the Board, Chief Executive Officer and
                                       Director(1)
John T. Heald, Jr. ..................  President, Chief Operating Officer and Director(1)
Vijay C. Tharani.....................  Vice President, Chief Financial Officer and Treasurer
Peter E. Anselmo.....................  Vice President
Akira Hara...........................  Director(1)
Samuel B. Fortenbaugh III............  Director(2)(3)
Henry F. McInerney...................  Director(3)
Judith A. Mulholland.................  Director(2)
M. Richard Rose......................  Director(2)
Ralph R. Whitney, Jr.................  Director(1)(3)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     Vijay C. Tharani, age 38, has been Vice President, Chief Financial Officer and Treasurer of the Company since July 9, 2001. Previously, Mr. Tharani was Vice President and Chief Financial Officer at Weigh-Tronix, LLC, a manufacturer of industrial weighing systems. From 1995 to 1998, Mr. Tharani was Vice President of Finance for the International Division of Fisher Scientific, Inc., a global distributor of laboratory chemicals, supplies and equipment.

     Peter E. Anselmo, age 55, has been a Vice President of the Company since November, 1999. He is currently President of the Company's Newspaper Group and its Commercial Group; previously, he was Vice President -- Marketing and Business Development. During 1999, he was President of the Graphic Products and Controls Group of the Company. During 1997 and 1998, Mr. Anselmo served as Vice President of the Graphic Products and Controls Group. He was President of the Stamford Division of the Company (Baldwin Graphic Products) from 1983 through 1997.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 2001, the Board held four regularly scheduled meetings. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

     The Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the American Stock Exchange.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $16,000 annual retainer and a fee of $1,000 for each meeting they attended of the Board of Directors or the Committee on which they serve during the fiscal year ended June 30, 2001. However, no fee is paid for Committee meetings held in conjunction with Board meetings.

     Non-employee Directors also received annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "1990 Plan"), until the 1990 Plan was terminated in November, 1998. From 1990 through 1998, each year, on the third day following the Company's Annual Meeting of Stockholders, every eligible Director was automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there were shares outstanding of Class A Common Stock to Class B Common Stock on such day. Under the 1990 Plan, options to purchase 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock were granted, of which options to purchase 22,310 shares of Class A Common Stock and 2,926 shares of Class B Common Stock remain outstanding, at exercise prices ranging from $2.56 to $5.50 for the options to purchase Class A Common Stock and at $3.20 to $6.88 for the options to purchase Class B Common Stock. Of the current Directors of the Company who received option grants under the 1990 Plan, three Directors were granted options to purchase 7,115 shares of Class A Common Stock (of which one Director exercised options to purchase 2,644 shares) and 885 shares of Class B Common Stock; one Director was granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock; and one Director was granted options to purchase 1,787 shares of Class A Common Stock and 213 shares of Class B Common Stock.

     The 1998 Non-Employee Stock Option Plan (the "1998 Plan") was adopted at the 1998 Annual Meeting of Stockholders. Under the 1998 Plan, non-employee Directors receive annual awards of stock options. Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 3,000 shares of Class A Common Stock. Under the 1998 Plan, options to purchase 51,000 shares of Class A Common Stock have been granted, of which options to purchase 45,000 shares of Class A Common Stock remain outstanding, at exercise prices ranging from $1.50 to $5.50 per share. Of the current Directors of the Company who received option grants under the 1998 Plan, five Directors were granted options to purchase 9,000 shares each.

     Two employee Directors, Gerald A. Nathe and John T. Heald, have employment agreements with the Company. These agreements are described in detail in the Employment Agreements section below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2001, the Executive Committee adopted a charter. During the fiscal year ended June 30, 2001, the Executive Committee met five times and acted by written consent six times. The Executive Committee presently consists of Gerald A. Nathe, (Chair), John T. Heald, Jr., Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee assists the Board in ensuring that a proper system of accounting, internal controls and reporting practices are maintained by the Company and the quality and integrity of the Company's financial statements. During the fiscal year ended June 30, 2001, the Audit Committee met five times. During the fiscal year ended June 30, 2000, the Audit Committee adopted a charter which was attached to the Company's Proxy Statement dated October 15, 2000 as Exhibit A. The Audit Committee presently consists of Ralph R. Whitney, Jr., (Chair), Henry F. McInerney and Samuel B. Fortenbaugh, III.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan and the 1996 Stock Option Plan. During the fiscal year ended June 30, 2001, the Compensation and Stock Option Committee adopted a charter. During the fiscal year ended June 30, 2001, the Compensation and Stock Option Committee met five times. The Compensation and Stock Option Committee presently consists of Samuel B. Fortenbaugh III, (Chair), Judith A. Mulholland and M. Richard Rose.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board candidates to be considered for nomination to the Board of Directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries set forth in the Company's 2001 Annual Report to Shareholders and at Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, with management of the Company and PricewaterhouseCoopers LLP, independent accountants for the Company.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     Based on the review and discussions with management of the Company and PricewaterhouseCoopers LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2001 in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and in the Company's 2001 Annual Report to Shareholders.

                                          THE AUDIT COMMITTEE
                                          Ralph R. Whitney, Jr., Chairman
                                          Samuel B. Fortenbaugh III
                                          Henry F. McInerney

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three non-employee Directors of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company.

     Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for the fiscal year ended June 30, 2001 ("Fiscal 2001") as they affected the executive officers of the Company.

     Philosophy

     The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy recognized entrepreneurial spirit, encouraged small business unit initiation and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels. Starting with the fiscal year ended June 30, 1998 through the fiscal year ended June 30, 2000, the Company operated under a financial performance measurement system based on Economic Profit (EP) which focused on return on capital; executive incentive compensation was based on EP at the corporate, product group and business unit level and an overall corporate-wide EP performance hurdle was established to ensure that Cash Incentive Payments Plan (CIPP) were made only if the overall corporate-wide hurdle was achieved. Effective July 1, 2000, the Company modified the CIPP and introduced the Global Incentive Compensation Plan (GICP) which is designed to motivate eligible participants to perform to their highest ability to achieve and exceed targeted global results. Under the GICP, all Executive Officers and key managers had their cash incentive compensation based on the achievement of specific global targets for earnings per share (EPS) and operating cash flow
(OCF). As part of this plan, certain eligible employees also had a portion of their cash incentive compensation based upon local performance criteria (e.g., sales targets, gross margin rate, etc.). Effective July 1, 2001, the Company renamed the GICP to the Management Incentive Compensation Plan (MICP). While the structure and details of the MICP remain largely unchanged from the GICP, the MICP also incorporates personal objectives.

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which is set by the officer's employment agreement), a bonus (which was calculated in accordance with the GICP described in the Philosophy section above), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have supplemental retirement benefits reported under "Supplemental Retirement Benefits".

     FISCAL 2001 COMPENSATION. In March of 2001, John T. Heald joined the Company and was elected President and Chief Operating Officer. His base salary is set by an employment agreement with the Company, effective as of March 21, 2001 (see the Employment Agreements section below). Due to the Company's overall performance level, Mr. Heald did not earn a bonus for Fiscal 2001.

     Mr. Johansson's base salary was set by an employment agreement with a subsidiary of the Company, Baldwin Europe Consolidated Inc. ("BEC"), effective October 16, 1997 (see the Employment Agreements section below). During Fiscal 2001, Mr. Johansson received an increase of four (4%) percent in his base salary for Fiscal 2001. Mr. Johansson also participated in the Company's GICP and had a portion of his cash incentive based on the results of the Material Handling Group of the Company and a portion based on the Company's overall results. Due to the results of the Material Handling Group and the Company's overall performance level, Mr. Johansson did not earn a bonus for Fiscal 2001. Mr. Johansson's employment with the Company terminated on September 26, 2001 with the sale of the Company's Roll Handling Business.

     In November of 1999, Peter E. Anselmo was elected a Vice President of the Company. His base salary is set by an employment agreement with the Company, effective as of April 27, 2000 (see the Employment Agreements section below). During Fiscal 2001, Mr. Anselmo received an increase of five (5%) percent in his base salary for Fiscal 2001, plus an additional nine (9%) percent adjustment based upon the results of a market compensation study made by the Company's compensation consultants. Due to the Company's overall performance level, Mr. Anselmo did not earn a bonus for Fiscal 2001.

     In November of 1999, Mr. Michael R. Samide joined the Company and was elected Executive Vice President and Chief Operating Officer. His base salary was set by an employment agreement with the Company, effective as of November 10, 1999 (see the Employment Agreements section below). During Fiscal 2001, Mr. Samide did not receive an increase in his base salary, nor did he earn a bonus. His employment with the Company terminated March 20, 2001.

     In November of 1999, Mr. Lawrence M. Miller was elected a Vice President of the Company. His base salary was set by an employment agreement with the Company, effective as of February 9, 2000 (see the Employment Agreements section below). During Fiscal 2001, Mr. Miller did not receive an increase in his base salary, nor did he earn a bonus. His employment with the Company terminated June 9, 2001.

     In January of 2000, Mr. James M. Rutledge joined the Company and was elected Vice President, Chief Financial Officer and Treasurer. His base salary was set by an employment agreement with the Company, effective as of January 31, 2000 (see the Employment Agreements section below). During Fiscal 2001, Mr. Rutledge did not receive an increase in his base salary, nor did he earn a bonus. His employment with the Company terminated July 6, 2001.

     CEO Disclosure

     Mr. Nathe's base salary is set by his employment agreement with the Company (see the Employment Agreements section below). During Fiscal 2001, Mr. Nathe did not earn a bonus. His base pay was decreased approximately ten (10%) percent due to his relinquishment of the title of President and a change in his responsibilities. In Fiscal 2001, the Committee forgave an interest payment due from Mr. Nathe in the amount of $128,000 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Compensation Table.

     Deductibility of Compensation under Federal Income Taxes

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2001 ("Fiscal 2001") that would result in the loss of a federal income tax deduction under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Stock Option Plan have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as "performance-based compensation" under Section 162(m) of the Code).

                                          THE COMPENSATION AND STOCK OPTION
                                          COMMITTEE
                                          Samuel B. Fortenbaugh III, Chairman
                                          Judith A. Mulholland
                                          M. Richard Rose

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 2001, 2000 and 1999, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                          -----------------------------------------
                NAME AND                                               OTHER ANNUAL     ALL OTHER
           PRINCIPAL POSITION             YEAR    SALARY    BONUS(1)   COMPENSATION    COMPENSATION
           ------------------             ----   --------   --------   ------------    ------------
Gerald A. Nathe.........................  2001   $328,027     --0--      $ 36,044(2)(3)   $130,155(4)
  Chairman of the Board                   2000   $345,504     --0--                      $101,886
  and Chief Executive Officer             1999   $343,607     --0--                      $107,615

John T. Heald, Jr.(5)...................  2001   $107,692     --0--              (2)        --0--
  President and Chief Operating Officer

S. Roger Johansson(6)...................  2001   $136,975     --0--              (2)(7)      --0--
  formerly Vice President                 2000   $159,466     --0--                         --0--
                                          1999   $138,263     --0--                         --0--

James M. Rutledge(8)....................  2001   $207,759     --0--              (7)     $221,654(9)
  formerly Vice President,                2000   $ 84,634     --0--      $ 21,861        $  2,400
  Chief Financial Officer and Treasurer

Peter E. Anselmo........................  2001   $223,887     --0--      $ 54,411(10)    $ 53,033(11)
  Vice President                          2000   $221,973    $5,322      $161,021        $  2,400

Lawrence M. Miller(12)..................  2001   $161,930     --0--              (7)     $179,715(13)
  formerly Vice President,                2000   $155,893     --0--      $ 35,669        $  2,400
  Sales and Service

Michael R. Samide(14)...................  2001   $167,019     --0--              (7)     $250,370(15)
  formerly Executive Vice                 2000   $145,385     --0--      $ 55,556        $  2,400
  President and Chief Operating Officer

---------------
 (1) No bonuses were earned for Fiscal 2001.

 (2) Does not include retirement benefits as set forth in the Supplemental Retirement Benefits section below.

 (3) Includes $6,568 long-term disability, $5,341 legal fees, $22,190 life insurance and $1,944 auto allowance.

 (4) Includes $1,935 moving expenses and $128,220 forgiveness of interest payments due to the Company during Fiscal 2001.

 (5) Employment commenced March 21, 2001.

 (6) Employment terminated September 26, 2001.

 (7) Excluded where the aggregate of perquisites and other personal benefits is the lower of either $50,000 or 10% of the total salary and bonus.

 (8) Employment terminated July 6, 2001.

 (9) Includes $200,044 severance pay, $11,610 payout of supplemental retirement benefits and $10,000 outplacement services.

(10) Includes $205 long-term disability, $1,340 life insurance, $2,466 auto allowance and $50,400 deferred compensation.

(11) Represents payout of accrued but unused vacation pay.

(12) Employment terminated June 9, 2001.

(13) Includes $170,040 severance pay and $9,675 payout of supplemental retirement benefits.

(14) Employment terminated March 20, 2001.

(15) Includes $225,000 severance pay, $15,050 moving expenses and $10,320 payout of supplemental retirement benefits.

     There were no options granted during Fiscal 2001 to purchase shares of Class A Common Stock or Class B Common Stock of the Company, pursuant to the Company's 1996 Stock Option Plan (the "Plan").

     The following table provides information concerning each option exercised during Fiscal 2001 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers pursuant to the Plan or pursuant to the Company's 1986 Stock Option Plan:

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                           AND YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                                                   UNEXERCISED
                                                                                                  IN-THE-MONEY
                                                                                                  OPTIONS/ SARS
                                                                     NUMBER OF UNEXERCISED       AT FY-END($)(2)
                                                                          OPTIONS/SARS           ---------------
                                    SHARES                                AT FY-END(#)
                                  ACQUIRED ON        VALUE         --------------------------     EXERCISABLE/
              NAME                EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/ UNEXERCISABLE     UNEXERCISABLE
              ----                -----------    --------------    --------------------------    ---------------
G.A. Nathe......................      -0-             -0-            290,500/11,000 Class A      $0 / $0 Class A
                                                                          185,000/0 Class B      $0 / $0 Class B
J.T. Heald......................      -0-             -0-                       0/0 Class A      $0 / $0 Class A
J.M. Rutledge...................      -0-             -0-                  0/40,000 Class A      $0 / $0 Class A
P. Anselmo......................      -0-             -0-             68,333/16,667 Class A      $0 / $0 Class A
S.R. Johansson..................      -0-             -0-            100,000/20,000 Class A      $0 / $0 Class A
                                                                          100,000/0 Class B      $0 / $0 Class B
L.M. Miller.....................      -0-             -0-                       0/0 Class A      $0 / $0 Class A
M.R. Samide                           -0-             -0-                       0/0 Class A      $0 / $0 Class A

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of Fiscal 2001 ($1.20), or in the case of Class B stock, 125% of such fair market value of the Company's Class A Common Stock ($1.50).

                        SUPPLEMENTAL RETIREMENT BENEFITS

     Each of Messrs. Nathe, Heald, Rutledge, Anselmo, Miller, Samide and Johansson are entitled to supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Nathe's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement, with the annual benefit equal to 40% to 50% of Mr. Nathe's final average compensation for his last three (3) years employment. The amount accrued by the Company on behalf of Mr. Nathe in connection with this benefit during FY2001 was $180,136. The Company and Mr. Nathe have agreed to amend the employment agreement to, among other things, fix the amount of the annual benefit at 40% of the average total compensation paid to Mr. Nathe during the fiscal years ended June 30, 1998, 1999 and 2000; therefore, the annual benefit will be $174,649.

     Mr. Heald's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The annual benefit is 40% of Mr. Heald's final average compensation for his last three (3) years under his employment agreement. The amount accrued by the Company on behalf of Mr. Heald in connection with this benefit during FY2001 was $7,176. When fully vested, the estimated annual benefit will be $143,529.

     Mr. Rutledge's employment agreement provided for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The discounted present value of all amounts vested, $11,610, was paid to Mr. Rutledge upon termination of his employment with the Company on July 6, 2001 and is included in "All Other Compensation" for Mr. Rutledge in the Summary Compensation Table above.

     Mr. Anselmo's employment agreement provides for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Anselmo in connection with this benefit during FY2001 was $50,400 which has been included in "Other Annual Compensation" for Mr. Anselmo in the Summary Compensation Table above.

     Mr. Miller's employment agreement provided for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The discounted present value of all amounts vested, $9,675, was paid to Mr. Miller upon termination of his employment with the Company on June 9, 2000 and is included in "All Other Compensation" for Mr. Miller in the Summary Compensation Table above.

     Mr. Samide's employment agreement provided for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The discounted present value of all amounts vested, $10,320 was paid to Mr. Samide upon termination of his employment with the Company on March 20, 2001 and is included in "All Other Compensation" for Mr. Samide in the Summary Compensation Table above.

     As required by Swedish law, Mr. Johansson was a participant in the Baldwin Amal AB retirement program, as are all Baldwin Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Baldwin Amal was required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of 65. In addition to contributions made to the plan by Baldwin Amal, Mr. Johansson also made voluntary contributions to the plan which could allow Mr. Johansson to retire at age 57 and receive the same amount of pension. The amount accrued by the Company on behalf of Mr. Johansson in connection with this benefit during FY2001 was $60,352. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution, is approximately $80,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Compensation and Stock Option Committee, is a partner in the law firm of Morgan, Lewis & Bockius LLP, who serves as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 2001 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555--Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Ltd., Stevens International Inc. and Xeikon, NV. The comparison assumes $100 was invested on June 30, 1996 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.
            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*) AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                                AND A PEER GROUP

                                                   BALDWIN TECHNOLOGY
                                                      COMPANY, INC.                PEER GROUP               AMEX MARKET VALUE
                                                   ------------------              ----------               -----------------
1996                                                     100.00                      100.00                      100.00
1997                                                      80.70                       84.82                      107.33
1998                                                     164.91                       69.86                      134.64
1999                                                      82.46                       55.07                      151.76
2000                                                      59.65                       65.32                      178.74
2001                                                      33.68                       39.83                      177.21

EMPLOYMENT AGREEMENTS

     Effective March 19, 2001, the Company entered into a new employment agreement with Gerald A. Nathe, its then President and Chief Executive Officer, replacing an earlier agreement dated November 25, 1997. The new agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $333,900, (y) annual incentive compensation in an amount determined under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President or Chief Executive Officer of the Company, (Mr. Nathe subsequently resigned as President, agreed to relinquish in November 2001 the title of Chief Executive Officer and approved the election of John T. Heald, Jr., as President and, in November, 2001, and Chief Executive Officer), (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to one hundred sixty thousand shares of the Company's Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $7.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company. The employment agreement provides that upon Mr. Nathe's death the Company use a portion of the proceeds of life insurance on Mr. Nathe's life to buy back from his estate his shares of Class B Common Stock at fair market value, with the understanding that Mr. Nathe's estate repay his loan from the Company, together with interest due. The Company and Mr. Nathe have agreed to amend the employment agreement to, among other things, change Mr. Nathe's title and responsibilities, reduce the amount of compensation paid to him and fix the payout of his deferred compensation as set forth in the Supplemental Retirement Section above.

     Effective March 21, 2001, the Company entered into an employment agreement with John T. Heald, its President and Chief Operating Officer, which agreement provides that Mr. Heald will be paid (x) an annual salary of no less than $350,000, (y) annual incentive compensation in an amount determined under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Heald, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Heald or the election of any other person as President or Chief Operating Officer of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Heald's approval, Mr. Heald may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Heald following the termination of his employment with the Company, subject to a vesting schedule set forth in the agreement, (b) the Company making an interest bearing loan to Mr. Heald, in the amount of approximately $675,000 to facilitate the purchase by Mr. Heald from the Company of Class B Common Stock of the Company with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock. Mr. Heald has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company. Mr. Heald's employment agreement provides that, in the event of his death, the Company use a portion of the proceeds of life insurance on Mr. Heald's life to buy back from his estate his shares of Class B Common Stock at their then fair market value, with the understanding that Mr. Heald's estate repay his loan from the Company, together with interest due. The employment agreement was amended on October 17, 2001 to reflect the loan by the Company to Mr. Heald of $675,000 to facilitate the purchase by Mr. Heald from the Company of 375,000 shares of Class B Common Stock of the Company. The Company and Mr. Heald have agreed to further amend the employment agreement to provide, among other things, for the change in Mr. Heald's title to Chief Executive Officer, effective in November, 2001.

     Effective April 27, 2000, the Company entered into an employment agreement with Peter E. Anselmo, its Vice President, Marketing and Business Development. The employment agreement provides for (a) a minimum annual base salary of $210,444 to be paid to Mr. Anselmo, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three years unless extended or terminated. The agreement was amended on March 28, 2001 to provide that Mr. Anselmo could use the Company loans to purchase shares of either Class A Common Stock or Class B Common Stock of the Company.

     Effective November 10, 1999, the Company entered into an employment agreement with Michael R. Samide, its Executive Vice President and Chief Operating Officer. The employment agreement provided for (a) a minimum annual base salary of $225,000 to be paid to Mr. Samide, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement was for a term of three years unless extended or terminated. The Company and Mr. Samide mutually terminated the agreement on March 20, 2001.

     Effective February 7, 2000, the Company entered into an employment agreement with Lawrence M. Miller, its Vice President, Sales and Service. The employment agreement provided for (a) a minimum annual base salary of $170,000 to be paid to Mr. Miller, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement was for a term of three years unless extended or terminated. The Company and Mr. Miller mutually terminated the agreement on June 9, 2001.

     Effective January 31, 2000, the Company entered into an employment agreement with James M. Rutledge, its Vice President, Chief Financial Officer and Treasurer. The employment agreement provided for (a) a minimum base salary of $200,000 to be paid to Mr. Rutledge, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement was for a term of three years unless extended or terminated. The Company and Mr. Rutledge mutually terminated the agreement on July 6, 2001.

     In October, 1997, one of the Company's subsidiaries, Baldwin Europe Consolidated B.V. ("BEC") entered into an employment agreement with S. Roger Johansson, Managing Director of BEC, which provided for (a) a minimum base annual salary of 1,243,922 SEK to be paid to Mr. Johansson, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program (now known as the Management Incentive Compensation Plan), (c) guaranteed pension, health insurance and group insurance as customary in Sweden, and (d) the option of early retirement at age fifty-seven (57). The agreement was for a term of one-year and was automatically renewable for subsequent one (1) year periods unless canceled by either party. Effective September 26, 2001, Mr. Johansson terminated his employment with BEC and resigned as an officer of the Company on September 26, 2001 when the Company completed the sale of the Roll Handling Group.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius LLP.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. The loan was evidenced by a demand promissory note bearing interest equal to the 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amount of the loan outstanding, including interest, during the year ended June 30, 2001 was $1,644,000. During the year ended June 30, 2001, the Company forgave interest payments owing by Mr. Nathe in the amount of $128,000, which amount is included for Mr. Nathe in "All Other Compensation" in the Summary Compensation Table above.

     On October 17, 2001, the Company entered into a loan and pledge agreement with John T. Heald, Jr., President and Chief Operating Officer and a Director of the Company, pursuant to which the Company loaned Mr. Heald $675,000 to enable him to purchase 375,000 shares of Class B Common Stock from the Company. The loan was evidenced by a demand promissory note bearing interest at five (5%) percent per annum.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the accounts of the Company for the fiscal year ending June 30, 2001. PricewaterhouseCoopers LLP or its predecessor, Price Waterhouse LLP has audited the accounts of the Company since 1968. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $547,961. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than audit fees, for the fiscal year ended June 30, 2001 were $395,566. The vast majority of these fees relate to audit and tax activities in support of the Company. The Audit Committee considered the fees for non audit services in relation to their assessment of the independence of PricewaterhouseCoopers LLC. The Company paid no fees to PricewaterhouseCoopers LLC for financial information systems design and implementation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 2002 proxy statement provided they are received by the Company no later than June 21, 2002 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2000, to the best of the Company's knowledge, all required reports were filed on a timely basis, except one. Mr. John T. Heald, Jr. filed one late report for a purchase of the Company's securities. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2001
                              CLASS A COMMON STOCK

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and JOHN T. HEALD, JR., and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on November 13, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

                                                               With-     For All
                                                     For       hold      Except
1. To elect three Class II Directors to              [ ]        [ ]       [ ]
   serve for three-year terms or until their successors are elected and qualified:

             GERALD A. NATHE, HENRY F. MCINERNEY AND MARK T. BECKER

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ------------------------>    [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ------------------------>    [ ]

                                                  Date
   Please be sure to sign and date
     this Proxy in the box below.          ----------------------



   Stockholder sign above --------Co-holder (if any) sign above



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        BALDWIN TECHNOLOGY COMPANY, INC.

------------------------------------------------------------------------------

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


-------------------------------------------

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-------------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2001
                              CLASS B COMMON STOCK

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and JOHN T. HEALD, JR., and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on November 13, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

                                                               With-     For All
                                                     For       hold      Except
1. To elect two Class II Directors to                [ ]        [ ]       [ ]
   serve for three-year terms or until their successors are elected and qualified:

             GERALD A. NATHE AND HENRY F. MCINERNEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ------------------------>    [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ------------------------>    [ ]

                                                  Date
   Please be sure to sign and date
     this Proxy in the box below.          ----------------------



   Stockholder sign above --------Co-holder (if any) sign above



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        BALDWIN TECHNOLOGY COMPANY, INC.

------------------------------------------------------------------------------

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


-------------------------------------------

-------------------------------------------

-------------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 2001
                                  401(k) PLAN

     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and JOHN T. HEALD, JR., and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on November 13, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

                                                               With-     For All
                                                     For       hold      Except
1. To elect three Class II Directors to              [ ]        [ ]       [ ]
   serve for three-year terms or until their successors are elected and qualified:

             GERALD A. NATHE, HENRY F. MCINERNEY AND MARK T. BECKER

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ------------------------>    [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ------------------------>    [ ]

                                                  Date
   Please be sure to sign and date
     this Proxy in the box below.          ----------------------



   Stockholder sign above --------Co-holder (if any) sign above



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                        BALDWIN TECHNOLOGY COMPANY, INC.

------------------------------------------------------------------------------

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


-------------------------------------------

-------------------------------------------

-------------------------------------------